Exhibit 99.2

Nature of Indirect Beneficial Ownership

This Statement is being filed in nine parts jointly by:

1.             Nordic Telephone Company ApS (the “Purchaser”) and Nordic Telephone Company Investment ApS (together with the Designated Filer, the “Nordic Reporting Persons”);

2.             Apax Europe VI-A, L.P., Apax Europe VI-1 L.P., Apax Angel Syndication Partners (Cayman) L.P. (the “Apax Funds”), Apax Europe VI GP, L.P. Inc., Apax Europe VI GP, Co. Ltd., Apax Partners Europe Managers Ltd. and Apax Angel Syndication Partners (Cayman) GP, Ltd. (collectively, the “Apax Reporting Persons”);

3.             Blackstone NSS Communications Partners (Cayman) L.P., Blackstone Family Communications Partnership (Cayman) L.P., Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone Participation Partnership (Cayman) IV L.P., (collectively, the “Blackstone Funds”), Blackstone Communications Management Associates (Cayman) L.P. (“BCMA”), Blackstone Management Associates (Cayman) IV L.P. (“BMA”), Blackstone FI Communications Associates (Cayman) Ltd. (“Blackstone FI”) and Blackstone LR Associates (Cayman) IV Ltd. (“Blackstone LR” and together with the Blackstone Funds, BCMA, BMA and Blackstone FI, the “Blackstone Reporting Persons”);

4.             KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund II, Limited Partnership and KKR Partners (International) Limited Parntership (collectively, the “KKR Funds”), KKR Associates Millennium (Overseas), Limited Partnership, KKR Millennium Limited, KKR Associates Europe II, Limited Partnership, KKR Europe II Limited and KKR 1996 Overseas Limited (collectively, the “KKR Reporting Persons”);

5.             Permira Europe III L.P. 1, Permira Europe III L.P. 2, Permira Europe III GmbH & Co. KG, Permira Investments Limited, Permira Europe III Co-investment Scheme, Permira Europe II CV3, Permira Europe II CV4, Permira Europe II L.P. 1, Permira Europe II L.P. 2, Permira Europe II Co-Investment Scheme and Schroder Ventures Investments Limited (collectively, the “Permira Funds”), Permira Europe III GP L.P., Permira Europe III GP Limited, Permira Holdings Limited, Permira Europe II Managers L.P. and Permira (Europe) Limited (collectively, the “Permira Reporting Persons”);

6.             Providence Equity Offshore Partners V L.P., Providence Equity Offshore Partners IV L.P., Providence Equity Operating Partners IV L.P. , Providence Syndication Partners (Cayman) L.P.(collectively, the “Providence Funds”), Providence Equity Offshore GP V L.P., Providence Equity Partners (Cayman) V Ltd., Providence Equity Offshore GP IV L.P., Providence Equity Partners (Cayman) IV Ltd., Providence Equity GP IV L.P., Providence Equity Partners IV L.L.C. and Providence Syndication Partners (Cayman) GP, Ltd. (collectively, the “Providence Reporting Persons”);

7.             Mr. Peter G. Peterson;

8.             Mr. Stephen A. Schwarzman;

9.             Mr. Paul J. Salem;

10.           Mr. Glenn M. Creamer; and

11.           Mr. Jonathan M. Nelson

(collectively, the “Reporting Persons”).

According to Amendment No. 10 to the Schedule 13D filed by TDC A/S on March 29, 2007, TDC A/S has beneficial ownership of 10,799,782 HTCC Shares, representing 65.8% of the outstanding Shares of the Issues (including the Securities listed on this Statement).  The Purchaser owns approximately 87.9% of TDC A/S’ share capital.  The Purchaser may be deemed to be the beneficial owner of the Securities held by TDC A/S.  Nordic Telephone Company Investment ApS indirectly owns the Purchaser and may be deemed to be the beneficial owner of the Securities held by TDC A/S.

The Apax Funds, the Blackstone Funds, the KKR Funds, the Permira Funds and the Providence Funds indirectly own Nordic Telephone Company Investment ApS and may be deemed to be beneficial owners of the Securities held by TDC A/S.

Apax Partners Europe Managers Ltd. is the discretionary investment manager of the Apax Funds. Apax Europe VI GP, L.P. Inc. and Apax Angel Syndication Partners (Cayman) GP Ltd. are the general partners of the Apax Funds. Apax Europe VI GP, Co. Ltd is the general partner of Apax Europe VI GP, L.P. Inc. Each of the Apax Funds, Apax Partners Europe Managers Ltd, Apax Europe VI GP, L.P. Inc., Apax Europe VI GP, Co. Ltd. and Apax Angel Syndication Partners (Cayman) GP Ltd. may be deemed to be beneficial owners of the Securities held by TDC A/S.

BMA and BCMA are the general partners of the Blackstone Funds. Blackstone LR and Blackstone FI are the general partners of BMA and BCMA, respectively. Peter G. Peterson and Stephen A. Schwarzman are the controlling stockholders of Blackstone LR and Blackstone FI. Each of the Blackstone Funds, BMA, BCMA, Blackstone LR, Blackstone FI, Peter G. Peterson and Stephen A. Schwarzman may be deemed to be beneficial owners of the Securities held by TDC A/S.

KKR Associates Millennium (Overseas), Limited Partnership, KKR Associates Europe II, Limited Partnership and KKR 1996 Overseas Limited are the general partners of the KKR Funds. KKR Millennium Limited and KKR Europe II Limited are the general partners of KKR Associates Millennium (Overseas), Limited Partnership and KKR Associates Europe II, Limited Partnership, respectively. Each of the KKR Funds, KKR Associates Millennium (Overseas), Limited Partnership, KKR Associates Europe II, Limited Partnership, KKR Millennium Limited, and KKR Europe II Limited and KKR 1996 Overseas Limited may be deemed to be beneficial owners of the Securities held by TDC A/S.

Permira Europe III GP L.P. and Permira Europe II Managers L.P. are both general partners of the Permira Funds. Permira Europe III GP Limited is the general partner of Permira Europe III GP L.P. Permira (Europe) Limited is the general partner of Permira Europe II Managers L.P. Permira Holdings Limited is the sole member of Permira Europe III GP Limited and Permira (Europe) Limited. Each of the Permira Funds, Permira Europe III GP L.P., Permira Europe III GP Limited, Permira Europe II Managers L.P., Permira (Europe)

Limited and Permira Holdings Limited may be deemed to be beneficial owners of the Securities held by TDC A/S.

Providence Equity Offshore GP V L.P., Providence Equity Offshore GP IV L.P., Providence Equity GP IV L.P. and Providence Syndication Partners (Cayman) GP Ltd. are the general partners of the Providence Funds. Providence Equity Partners (Cayman) V Ltd., Providence Equity Partners (Cayman) IV Ltd. and Providence Equity Partners IV L.L.C. are the general partner of Providence Equity Offshore GP V L.P., Providence Equity Offshore GP IV L.P. and Providence Equity GP IV L.P., respectively. Paul J. Salem, Glenn M. Creamer and Jonathan M. Nelson are the controlling stockholders of Providence Equity Partners (Cayman) V Ltd., Providence Equity Partners (Cayman) IV Ltd. and Providence Equity Partners IV L.L.C. Each of the Providence Funds, Providence Equity Offshore GP V L.P., Providence Equity Offshore GP IV L.P., Providence Equity GP IV L.P., Providence Equity Partners (Cayman) V Ltd., Providence Equity Partners (Cayman) IV Ltd., Providence Equity Partners IV L.L.C., Paul J. Salem, Glenn M. Creamer and Jonathan M. Nelson may be deemed to be beneficial owners of the Securities held by TDC A/S.